FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff Reports Second Quarter EPS from Continuing Operations of $0.01

Compared to a Loss of $0.21 Per Share in the Second Fiscal Quarter of 2007

Somerset, New Jersey– May 15, 2008 - TeamStaff, Inc. (NASDAQ: TSTFD) a national provider of healthcare, logistics and administrative staffing services, today announced its financial results for the second fiscal quarter ended March 31, 2008.

TeamStaff’s revenues for the three months ended March 31, 2008 were $17.3 million as compared to $17.0 million in the comparable quarter last year. Income from continuing operations for the quarter ended March 31, 2008 was $0.08 million or $0.01 per share as compared to a loss of $1.0 million or ($0.21) per share in the comparable quarter last year. Earnings per share in this release have been retroactively adjusted so as to incorporate the effect of the one-to four reverse stock split effective April 21, 2008.

Commenting on the Company’s initiatives and performance, TeamStaff’s President and CEO, Rick J. Filippelli, stated, “We are pleased that the execution of our turnaround plan has resulted in our second sequential profitable quarter as well as a $1.1 million improvement from continuing operations over the comparable quarter in fiscal 2007 and a $1.8 million improvement from continuing operations over the six month period ended March 31, 2007. The Company continues to focus on driving the top line. Our identity and rebranding initiatives have started producing a solid return on our investment. In our travel division, the Company has moved to expand our geographic reach and is in the process of increasing its sales force 25% to 30% over fiscal 2007. Our recently received Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”) certification validates the Company’s hiring practices and our commitment to providing quality healthcare services. We anticipate this Gold Seal will provide additional sales opportunities. TeamStaff Government Solutions, the Company’s subsidiary that serves the Government sector, continues to perform well. During the second fiscal quarter TeamStaff GS was awarded approximately $1.5 million in new contracts. The Company continues to focus on expanding its contract base by bidding on Department of Defense staffing opportunities. In addition, the Company was informed by a key Department of Justice (“DOJ”) official that the DOJ has no intent to charge TeamStaff or any of its subsidiaries or employees in connection with the federal investigation of procurement practices at certain Veterans Administration facilities.” Mr. Filippelli continued, “The Company also remains committed to reducing selling, general and administrative expenses. Adjusted for severance and certain insurance items, expenses fell by 6% as compared to the second fiscal quarter of 2007. We continue to project a profitable year for TeamStaff.”

TeamStaff’s gross profit was $2.9 million, or 16.9% of revenues, in the second quarter of fiscal 2008 as compared to $2.5 million, or 14.5% of revenues, in the second quarter of fiscal 2007. The improvement in gross profit primarily relates to improved pricing and direct cost control initiatives.

SG&A expenses were $2.7 million in the second quarter of fiscal 2008 compared to $3.4 million in the comparable quarter last year. As previously stated, adjusted for severance and certain insurance items, SG&A expenses decreased by approximately 6% despite an increase in new business expense of approximately 45%.

Other expense, net was $0.07 million for the three months ended March 31, 2008. Approximately $0.04 million of legal fees relates to our cooperation with a government investigation related to pre-acquisition activity in TeamStaff GS, our subsidiary formerly known as RS Staffing Services, Inc.

Net income, including the results from discontinued operations, was $0.06 million or $0.01 per share for the second fiscal quarter of 2008, compared to a loss of $1.0 million or ($0.21) per share for the comparable quarter in fiscal 2007.

Cash and cash equivalents were $1.1 million at March 31, 2008. Availability at March 31, 2008 under the Company’s revolving credit facility was approximately $2.5 million. The Company believes that cash on hand and the availability under the existing revolving line of credit will provide sufficient liquidity over the next twelve months.

Six Month Results

TeamStaff’s revenues for the six months ended March 31, 2008 were $32.8 million as compared to $33.8 million last year. TeamStaff’s gross profit was $5.7 million, or 17.4% of revenues, for the six months ended March 31, 2008 as compared to $5.0 million, or 14.9% of revenues, for the six months ended March 31, 2007.

SG&A expenses were $5.3 million and $6.7 million for the six months ended March 31, 2008 and 2007, respectively. Adjusted for severance and certain insurance items, SG&A expenses for the current fiscal year decreased by approximately $0.9 million or 14%.

Income from continuing operations was $0.1 million or $0.02 per share for the first six months of fiscal 2008 compared to a loss of $1.7 million or ($0.35) per share for the first six months of fiscal 2007. Net income, including the results from discontinued operations, was $0.1 million or $0.02 per share for the first six months of fiscal 2008 compared to a loss of $1.5 million or ($0.31) per share for the first six months of fiscal 2007.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries,

TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical, logistics and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	March 31, 2008	September 30, 2007
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,140	$592
Accounts receivable, net of allowance for doubtful accounts of $20 and $17 as of March 31, 2008 and September 30, 2007, respectively	8,986	8,279
Prepaid workers’ compensation	289	468
Assets held for sale	89	490
Other current assets	702	642
Total current assets	11,206	10,471

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	3,276	3,276
Computer equipment	580	561
Computer software	1,116	995
Leasehold improvements	41	41
	5,013	4,873
Less accumulated depreciation and amortization	(4,291)	(4,132)
Equipment and improvements, net	722	741
TRADENAME	4,569	4,569
GOODWILL	10,305	10,305
OTHER ASSETS	60	82
TOTAL ASSETS	$26,862	$26,168

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	March 31, 2008	September 30, 2007
	Unaudited
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank line of credit	$524	$—
Notes payable	1,500	1,500
Current portion of capital lease obligations	67	63
Accrued payroll	2,346	1,581
Accrued pension liability	139	280
Accounts payable	3,400	3,727
Accrued expenses and other current liabilities	1,651	1,756
Liabilities from discontinued operations	185	263
Total current liabilities	9,812	9,170
CAPITAL LEASE OBLIGATIONS, net of current portion	163	183
ACCRUED PENSION LIABILITY, net of current portion	—	66
OTHER LONG TERM LIABILITY, net of current portion	148	155
Total liabilities	10,123	9,574
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,853 and 4,823 at March 31, 2008 and September 30, 2007, respectively; outstanding 4,851 and 4,821 at March 31, 2008 and September 30, 2007, respectively	5	5
Additional paid-in capital	68,750	68,726
Accumulated deficit	(51,981)	(52,080)
Accumulated comprehensive loss	(11)	(33)
Treasury stock, 2 shares at cost at March 31, 2008 and September 30, 2007	(24)	(24)
Total shareholders’ equity	16,739	16,594
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,862	$26,168

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Unaudited)

	For the Three Months Ended
	March 31, 2008	March 31, 2007
REVENUES	$17,307	$17,045
DIRECT EXPENSES	14,379	14,565
Gross profit	2,928	2,480
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,693	3,421
DEPRECIATION AND AMORTIZATION	89	86
Income (loss) from operations	146	(1,027)
OTHER INCOME (EXPENSE)
Interest income	3	11
Interest expense	(65)	(55)
Other income	28	46
Legal expense related to pre-acquisition activity of acquired company	(37)	—
	(71)	2
Income (loss) from continuing operations before tax	75	(1,025)
INCOME TAX (EXPENSE) BENEFIT	—	13
Income (loss) from continuing operations	75	(1,012)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS
(Loss) income from operations, net of tax benefit of $0 and $0 for quarters ended March 31, 2008 and 2007, respectively	(11)	10
Net income (loss)	$64	$(1,002)
EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
Income (loss) from continuing operations	$0.01	$(0.21)
Income from discontinued operations	$0.00	$0.00
Net earnings (loss) per share	$0.01	$(0.21)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,866	4,811
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,882	4,811

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Unaudited)

	For the Six Months Ended
	March 31, 2008	March 31, 2007
REVENUES	$32,766	$33,765
DIRECT EXPENSES	27,063	28,747
Gross profit	5,703	5,018
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,250	6,679
DEPRECIATION AND AMORTIZATION	178	177
Income (loss) from operations	275	(1,838)
OTHER INCOME (EXPENSE)
Interest income	12	34
Interest expense	(101)	(112)
Other income	63	97
Legal expense related to pre-acquisition activity of acquired company	(138)	—
	(164)	19
Income (loss) from continuing operations before tax	111	(1,819)
INCOME TAX (EXPENSE) BENEFIT	—	108
Income (loss) from continuing operations	111	(1,711)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS
(Loss) income from operations, net of tax benefit of $0 and $14 for 2008 and 2007, respectively	(12)	118
Income from disposal, net of tax expense of $0 and $48 for 2008 and 2007, respectively	—	77
(Loss) income from discontinued operations	(12)	195
Net income (loss)	$99	$(1,516)
EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
Income (loss) from continuing operations	$0.02	$(0.35)
Income from discontinued operations	$0.00	$0.04
Net earnings (loss) per share	$0.02	$(0.31)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,863	4,812
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,868	4,812